UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 5, 2008

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)
299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 6, 2008, General Maritime Corporation (the “Company”) filed a Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report, among other things, that on August 5, 2008, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of August 31, 2006. This amendment to the Original Form 8-K is being filed to provide the fully executed Amendment entered into between the Company and Mellon Investor Services, LLC, as rights agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Form 8-K.
     As disclosed in the Original Form 8-K, the Amendment, among other things, provides that the rights under the Rights Agreement will not become exercisable as a result of the Merger Agreement and the transactions contemplated thereby, and that the Rights Agreement will be terminated immediately prior to the consummation of the Merger. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, filed as Exhibit 4.1 hereto, which is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     See the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Amendment, dated as of August 6, 2008, to the Amended and Restated Rights Agreement, dated August 31, 2006, between General Maritime Corporation and Mellon Investor Services LLC, as Rights Agent. (1)

(1)	Incorporated by reference from Exhibit 4 to the Form 8-A/A filed by the Company on August 7, 2008, File No. 001-16531.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Chief Administrative Officer
Date: August 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment, dated as of August 6, 2008, to the Amended and Restated Rights Agreement, dated August 31, 2006, between General Maritime Corporation and Mellon Investor Services LLC, as Rights Agent.(1)

(1)	Incorporated by reference from Exhibit 4 to the Form 8-A/A filed by the Company on August 7, 2008, File No. 001-16531.